Exhibit 10.2

PROMISSORY NOTE

Boston, Massachusetts	October 28, 2009
[$7,800,000.00]

FOR VALUE RECEIVED, NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP, with an address c/o The Hamilton Company, Inc., 39 Brighton Avenue, Boston, Massachusetts 02134 (“Maker”), hereby covenants and promises to pay to HBC HOLDINGS, LLC, with an address c/o The Hamilton Company, Inc., 39 Brighton Avenue, Boston, Massachusetts 02134 (“Payee”), or order, at Payee’s address first above written or at such other address as Payee may designate in writing, [Seven Million, Eight Hundred Thousand and 00/100 Dollars ($7,800,000.00)], lawful money of the United States of America, together with interest thereon computed at the rate of six percent (6%) per annum, on an actual day/360 day basis (i.e., interest for each day during which any of the principal indebtedness is outstanding shall be computed at the aforesaid rate divided by 360).  The Maker shall pay interest only during the term of this Note.  Such payments shall be due and payable annually, commencing on the first anniversary of this Note, and continuing on each subsequent anniversary thereafter until the earlier of (a) ON DEMAND, upon six (6) months notice from Payee to Maker; and (b) October 27, 2013 (the “Maturity Date”). All outstanding principal and interest shall be due and payable to the Payee on the Maturity Date.

Maker covenants and agrees with Payee as follows:

1.                                       Maker will pay the indebtedness evidenced by this Note as provided herein.

2.                                       This Note is secured by a Pledge Agreement of even date herewith (the “Pledge Agreement”), which Pledge Agreement encumbers certain interests of the Maker, as more particularly described in the Pledge Agreement.

3.                                       The obligations of Maker under this Note are subject to the limitation that payments of interest shall not be required to the extent that the charging of or the receipt of any such payment by the holder of this Note would be contrary to the provisions of law applicable to the holder of this Note limiting the maximum rate of interest which may be charged or collected by the holder of this Note.  In the event Maker receives a demand for payment from the holder of this Note that includes interest in excess of the maximum amount permitted by law, any such excess shall be deemed a mistake, and if such excess payment is received by the holder of this Note, such excess payment shall be applied to the outstanding principal balance of this Note.

4.                                       The holder of this Note may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Maker defaults in the due and punctual payment of any installment of principal or interest hereunder. Upon default or maturity, Payee will provide a ten (10) day notice stating that the Mortgage and this Note are in default and is thus immediately accelerated.

5.                                       Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without premium or penalty.

6.                                       Maker, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. Maker and all guarantors, endorsers and sureties consent that Payee at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

7.                                       Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by Federal Express courier or by the mailing of such notice or demand by certified or registered mail, return receipt requested, with postage prepaid, addressed, if to Maker, at Maker’s address first above written, or if to Payee, at Payee’s address first above written. Either party may change its address by like notice to the other party.

8.                                       This Note may not be changed or terminated orally, but only by an agreement signed by the party against whom enforcement of any change, modification, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.

MAKER:

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP, a Massachusetts
limited partnership

By: NewReal, Inc., its General Partner

By:
Ronald Brown, President